UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2010
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     MGM MIRAGE, a Delaware corporation (the “Company”), entered into Amendment No. 9 and Restatement Agreement (“Amendment No. 9”), dated February 25, 2010, to that certain Fifth Amended and Restated Loan Agreement (the “Fifth Loan Agreement”), as previously amended by eight amendments (collectively, the “Loan Agreement”), by and among the Company, MGM Grand Detroit, LLC, a Delaware limited liability company, as initial co-borrower, the lenders named in the signature pages thereto and Bank of America, N.A., as administrative agent. The Fifth Loan Agreement and previous eight amendments to the Fifth Loan Agreement were filed as exhibits to the Company’s Current Reports on Form 8-K dated October 3, 2006 (Fifth Loan Agreement), September 30, 2008 (Amendment No. 1), March 16, 2009 (Amendment No. 2), March 26, 2009 (Amendment No. 3), April 9, 2009 (Amendment No. 4), April 29, 2009 (Amendment No. 5), May 12, 2009 (Amendment No. 6) and November 4, 2009 (Amendment No. 7), and as Exhibit 10.1.9 to the Company’s Annual Report on Form 10-K dated February 26, 2010 (Amendment No. 8), which Current Reports and Exhibit 10.1.9 to such Annual Report are incorporated herein by reference.
     Pursuant to Amendment No. 9, the Company is permitted, subject to certain terms and conditions, to issue not more than $850 million of secured indebtedness to finance all or a portion of the Required Prepayments described below. Amendment No. 9 also permits the transfer by one of the Company’s subsidiaries of its 50% ownership interest in the Borgata Hotel Casino & Spa and related leased land in Atlantic City, New Jersey, into a divestiture trust in connection with constructive settlement discussions between the Company and the New Jersey Division of Gaming Enforcement (“DGE”). Any settlement is subject to both DGE and New Jersey Casino Control Commission approval. Amendment No. 9 requires that the Company pay an amendment fee to all lenders under the Loan Agreement.
     Pursuant to Amendment No. 9, a restatement of the Loan Agreement (the “Restated Loan Agreement”) will become effective upon the making the Required Prepayments and satisfaction of certain documentary conditions, provided that these conditions occur no later than June 30, 2010.
     The Restated Loan Agreement, among other things:
▪	requires the Company to make a 20% reduction in credit exposures of those of the Company’s lenders which have agreed to extend their commitments, other than lenders which have waived such reduction (the “Required Prepayments” — approximately $820 million);

▪	subject to the making of the Required Prepayments and the fulfillment of certain other documentary conditions, the senior credit facility will be re-tranched so that approximately $1.4 billion of revolving loans and commitments will be effectively converted into term loans, leaving a revolving credit commitment of $2.0 billion, approximately $300 million of which will mature in October 2011;

▪	requires the Company to repay in full the approximately $1.2 billion owed to lenders which have not agreed to extend their commitments on or before the existing maturity date in October 2011;

▪	extends (subject to certain conditions) the maturity date for the remaining approximately $3.6 billion of the loans and lending commitments (adjusted for the Required Prepayments) under the credit facility through February 21, 2014;

▪	provides for extension fees and a 100 basis point increase in interest rate for extending lenders; and

▪	continues the existing minimum EBITDA and maximum annual capital expenditure covenants with periodic step-ups during the extension period.
     In addition, the Restated Loan Agreement will allow the Company to issue unsecured debt, equity-linked and equity securities to refinance indebtedness maturing prior to October 3, 2011 and the $1.2 billion portion of the obligations owed to non-extending lenders. Following repayment of such indebtedness, the repayment of such lenders and the fulfillment of certain other documentary conditions, the maturity of the balance of the senior credit facility will be extended to February 21, 2014 and the Restated Loan Agreement will thereafter permit the Company to issue unsecured debt, equity-linked and equity securities to refinance indebtedness which matures prior to the maturity date of the extended facilities. However, (a) indebtedness in amounts issued in excess of $250 million over such interim maturities requires ratable prepayment of the credit facilities in an amount equal to 50% of the net cash proceeds of such excess, and (b) equity amounts issued in excess of $500 million over such interim maturities require ratable prepayment of the credit facilities in an amount equal to 50% of the net cash proceeds of such excess.

     The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of the Loan Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the Loan Agreement and may be subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Loan Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Loan Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date (or dates) of the Loan Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.
     Certain of the lenders party to the Loan Agreement and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursement or other payments.
     The foregoing description of Amendment No. 9 does not purport to be complete and is qualified in its entirety by Amendment No. 9 filed as Exhibit 10 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10	Amendment No. 9, dated February 25, 2010, to the Fifth Amended and Restated Loan Agreement dated as of October 3, 2006, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc., as Joint Book Managers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: March 3, 2010	By:	/s/ Troy E. McHenry
Troy E. McHenry
Vice President — Legal Affairs

INDEX TO EXHIBITS

Exhibit No.	Description

10	Amendment No. 9, dated February 25, 2010, to the Fifth Amended and Restated Loan Agreement dated as of October 3, 2006, by and among MGM MIRAGE, as borrower; MGM Grand Detroit, LLC, as co-borrower; the Lenders and Co-Documentation Agents named therein; Bank of America, N.A., as Administrative Agent; the Royal Bank of Scotland PLC, as Syndication Agent; Bank of America Securities LLC and The Royal Bank of Scotland PLC, as Joint Lead Arrangers; and Bank of America Securities LLC, The Royal Bank of Scotland PLC, J.P. Morgan Securities Inc., Citibank North America, Inc. and Deutsche Bank Securities Inc., as Joint Book Managers.